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EXHIBIT 32.2

        I, William R. Benz , certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of EnergySolutions, Inc. on Form 10-K for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of EnergySolutions, Inc.

March 31, 2011	By:	/s/ WILLIAM R. BENZ William R. Benz , Executive Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to EnergySolutions, Inc. and will be retained by EnergySolutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.2